AMENDMENT TO 1998 LEVERAGED INCENTIVE AWARD
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This  Amendment  effective  as of October 1, 1998, by and between Ralston Purina
Company, a Missouri corporation (the "Company") and___________, ("Executive"), to the 1998 Leveraged Incentive Plan Award (the "1998 LIP Award") granted to the Executive on October 1, 1998.

WHEREAS, Company adopted the 1998 Leveraged Incentive Plan effective October 1, 1998, (the "1998 LIP") to provide intermediate incentive awards to certain key executives;

WHEREAS, Company granted Executive a 1998 LIP Award effective October 1, 1998, payable September 30, 2001, in accordance with the terms of the 1998 LIP;

WHEREAS, the 1998 LIP Award is subject to a mandatory deferral in the event it is not deductible compensation for the fiscal year ending September 30, 2001 because of the million dollar deduction limitation set forth in Section 162(m) of the Internal Revenue Code (the "Code");

WHEREAS, on November 18, 1999, the Company adopted an Executive Incentive Compensation Plan (the "Executive Incentive Plan") to be presented to shareholders of the Company for approval at the January 27, 2000, Annual Shareholder Meeting, for the purpose of qualifying annual incentive awards and intermediate incentive awards to certain key executives as "performance-based compensation", defined under Code Section 162(m) exempt from the million dollar deduction limitation.

WHEREAS, the Company has designed the Executive Incentive Plan to be retroactively effective with respect to the 1998 LIP Award granted Executive; and,

WHEREAS, the 1998 LIP Award will qualify as performance-based compensation exempt from the million dollar deduction and no longer subject to mandatory deferral if subject to the terms and conditions of the Executive Incentive Plan as ultimately approved by shareholders.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive agree as follows:

The 1998 Leveraged Incentive Plan Award (the "1998 LIP Award") granted to Executive as of October 1, 1998 by the Company, is hereby amended, retroactively effective as of October 1, 1998, to be governed solely by the terms and conditions of the Executive Incentive Compensation Plan as of October 1, 1998 with respect to the 1998 LIP Award, and no longer to be subject to the terms and conditions of the 1998 Leveraged Incentive Plan.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of December 8, 1999.


EXECUTIVE                      RALSTON  PURINA COMPANY


-------------------           by C. S. SOMMER
                                 ----------------------
                                 C.S. Sommer